UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2023

TANCHENG GROUP CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-228803	38-4086827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 32 Hexizhuang Village, Huili Township, Jiaocheng County

Lvliang City, Shanxi Province, P.R. China 030500

(Address of principal executive offices, zip code)

(+86) 139-1097-2765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors.”

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

•	“we,” “us,” “our,” “the Company” or “our company,” are to the combined business of Tancheng Group Co., Ltd., a Nevada corporation, and its subsidiaries;

•	“Tancheng Group” are to Tancheng Group Co., Ltd., a Nevada corporation;

•	“Qiansui International” are to Qiansui International Group Limited, a Cayman Islands exempted company and wholly-owned subsidiary of Tancheng Group Co., Ltd.;

•	“Qiansui HK” are to Qiansui (Hong Kong) Holdings Limited, a Hong Kong company and wholly-owned subsidiary of Qiansui International Group Limited;

•	“Qiansui Consulting” are to Shanxi Qiansui Tancheng Culture Consulting Co., Ltd., a PRC company and wholly-owned subsidiary of Qiansui (Hong Kong) Holdings Limited;

•	“Qiansui Media” are to Shanxi Qiansui Tancheng Culture Media Co., Ltd., a PRC company and wholly-owned subsidiary of Shanxi Qiansui Tancheng Culture Consulting Co., Ltd.;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“China” and “PRC” refer to the People’s Republic of China;

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

•	“Securities Act” are to the Securities Act of 1933, as amended.

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Market and Industry Data

This current report on Form 8-K includes industry data and forecasts that we obtained from industry publications and surveys, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this report. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Special Note Regarding Forward Looking Statements.”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below relating to the Exchange Agreement described therein is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Contribution Agreement

On March 14, 2023, Tancheng Group entered into a definitive Contribution Agreement (the “Contribution Agreement”) with Zhan Jue Cheng Limited, a British Virgin Islands company, and Zhang Caixia Limited, a British Virgin Islands company (collectively, the “Contributors”), who together own 100% of the issued and outstanding ordinary share of Qiansui International (the “Contributed Shares”). Pursuant to the Contribution Agreement, the Contributors agreed to contribute all of their right, title and interest in and to the Contributed Shares to Tancheng Group (the “Contribution”). On March 20, 2023, the Contribution was completed. As a result of the Contribution, Qiansui International became our wholly-owned subsidiary. The assets and liabilities of the acquired entity, Qiansui International, have been brought forward at their book value and no goodwill has been recognized.

The Contribution transaction does not involve any issuance or sale of our equity securities, nor did it result in a change of control of us.

This report contains summaries of the material terms of the Contribution Agreement. The summaries are subject to, and are qualified in their entirety by, reference to the Contribution Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

FORM 10 DISCLOSURE

Prior to the Contribution, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As disclosed elsewhere in this report, on March 20, 2023, we acquired Qiansui International through the Contribution, and as a result, we have ceased to be a “shell company.” Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of Qiansui International, except that information relating to periods prior to the date of the Contribution only relates to Qiansui International and its subsidiaries unless otherwise specifically indicated.

BUSINESS

Corporate Information

Tancheng Group Co., Ltd. (formerly Bigeon) was incorporated under the laws of Nevada on June 19, 2018, and initially sought to develop a new kind of messenger application which was intended to provide an entirely new way of sharing information. However, our company did not conduct substantive operations and remained a shell company until the completion of the Contribution as described above. As a result of the Contribution, the Company have acquired the business of Qiansui International.

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Qiansui International was incorporated in the British Virgin Islands on June 7, 2022. Qiansui HK was incorporated on July 21, 2022 in the Hong Kong SAR. Qiansui HK wholly owns Qiansui Consulting which was established on December 12, 2022 in the PRC. Qiansui Consulting is a wholly owned foreign entity under PRC law. Qiansui Consulting wholly owns Qiansui Media, which was established on June 14, 2017 in the PRC. Qiansui Consulting acquired Qiansui Media on December 28, 2022. Qiansui HK and Qiansui Consulting are intermediary holding companies. Qiansui International conducts its operations through Qiansui Media.

Our authorized capital stock currently consists of 75,000,000 shares of Common stock. Our Common stock is quoted on the OTC Markets under the symbol "QSJC".

Our principal executive offices are located at No. 32 Hexizhuang Village, Huili Township, Jiaocheng County, Lvliang City, Shanxi Province, P.R. China 030500. Our telephone number is (+86) 139-1097-2765. Our periodic and current reports with the SEC can be obtained from the SEC website at www.sec.gov.

Company Overview

Our company, through its wholly owned PRC subsidiary Qiansui Media, has been engaged in the business of selling ornament and adornment products related to “Jue Cheng” culture and creating cultural tourism programs. Located in close proximity to PangQuanGou National Nature Reserve in Jiaocheng County, Shanxi Province, China, Qiansui Media has leveraged the rich heritage of “Jue Cheng” culture to develop innovative peripheral cultural products and large-scale recreational tourism projects.

Products and Services

The Company’s primary source of revenue in the fiscal years ended December 31, 2022 and 2021 was the sale of self-designed ornament and adornment products through its online store. Relying on its e-commerce platform, the Company was able to reach a wider audience despite challenging circumstances presented by the COVID-19 pandemic.

Currently, the Company’s ornament and adornment products for sale mainly include:

1. Silver-Plated Platinum Jewelry Pendant

Material: Silver, platinum, inlaid with natural jade.

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2. “Jue Cheng” Ornament

Material: Copper, gold and polymer nanomaterials

3. Chinese Twelve Zodiac Pendants

Material: Rhodium, gold, silver, copper, zinc, nickel and natural gemstones

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4. Master Hongyi’s Heart Sutra

Certifications

(1) Environmental management system certification

On May 26, 2022, Qiansui Media obtained the “Environmental Management System Certification” issued by Shanxi Lingtuo Certification Co., Ltd. The license number is LTC001-2022E0273, valid until May 25, 2025. The scope of business covered includes sales of arts and crafts (except ivory and its products) and related environmental management activities.

(2) China Occupational Health and Safety Management System Certification

On May 26, 2022, Qiansui Media obtained the “China Occupational Health and Safety Management System Certification” issued by Shanxi Lingtuo Certification Co., Ltd. The license number is LTC001-2022S0265, valid until May 25, 2025. The scope of business covered includes sales of arts and crafts (except ivory and its products) and related occupational health and safety management activities.

(3) Quality management system certification (ISO9001)

On May 26, 2022, Qiansui Media obtained the “Quality Management System Certification (ISO9001)” issued by Shanxi Lingtuo Certification Co., Ltd. The license number is LTC001-2022Q0395, valid until May 25, 2025. The scope of business covered includes sales of arts and crafts (except ivory and its products).

Growth Strategies

We intend to pursue the following growth strategies:

•	Explore and develop “Jue Cheng” culture. The Company plans to invest in research and development to better understand the “Jue Cheng” culture, including its history, traditions, and symbolism. This could involve collaborating with experts in the field to gain insights into “Jue Cheng” culture’s rich heritage. The Company could then use this knowledge to create authentic cultural experiences that resonate with visitors and consumers.

•	Develop high-quality innovative peripheral cultural products. The Company plans to focus on developing a wide range of cultural products that appeal to different tastes and preferences. These could include arts and crafts, food and beverages, clothing and accessories, and other merchandise that incorporate “Jue Cheng” culture.

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•	Develop large-scale recreational tourism projects. The Company intends to partner with local governments and other entities to develop large-scale recreational tourism projects that showcase the beauty and charm of “Jue Cheng” culture. This could include a variety of cultural performances, celebrations and other events that immerse visitors in “Jue Cheng” culture. The Company plans to hold traditional dance performances, music concerts, festivals, exhibitions, Buddhism mediation courses, Chinese studies, Chinese medicine health programs and other cultural activities to offer a unique cultural experience.

•	Construct and manage “Qiansui Jue Cheng” health resort town. The Company intends to build a health resort town that offers visitors a holistic and rejuvenating experience based on “Jue Cheng” culture. The town could feature state-of-the-art wellness facilities, such as meditation or short-term retreat centers and other wellness amenities, as well as upscale accommodations, dining options, and recreational activities that highlight the local culture and natural beauty of the region.

Competitive Strengths

•	Strategic location near a natural reserve. The Company's location near PangQuanGou National Nature Reserve in Jiaocheng County, Shanxi Province, China, provides a unique competitive advantage. The beautiful natural environment surrounding the reserve makes it an attractive destination for tourists seeking to escape the hustle and bustle of city life. The Company aims to capitalize on this advantage by developing sustainable tourism initiatives that showcase the natural beauty of the region and promote eco-friendly practices.

•	Rich cultural heritage and tourism resources. The region surrounding the Company’s location is steeped in rich historical and cultural heritage, offering a wealth of tourism resources that the Company could leverage to develop cultural products, organize cultural events and create tourism packages that highlight the unique traditions and customs of the area.

•	Innovative and entrepreneurial management. The Company’s management team is highly innovative and entrepreneurial, constantly seeking new opportunities and ways to grow the business. This is essential for the Company to maintain its competitive edge. The Company’s management strives to stay at the forefront of the health and tourism sectors by prioritizing customer-centricity and investing in and creating new products and services that meet customers’ evolving needs.

Customers

Currently, the Company's customer base primarily consists of individual consumers who make small, individual purchases.

Once the Company’s tourism projects are in place, it plans to welcome a diverse range of visitors from all walks of life, including school students, adventurous adults, health-conscious seniors, families, couples and businesspeople. The Company's focus on cultural heritage and natural beauty will make it an attractive destination for those seeking an educational and enriching experience, as well as those who simply want to relax and unwind. In addition, the Company’s location near Taiyuan City, a major transportation hub, will make it an ideal stopover for travelers passing through the area.

Suppliers

Qiansui Media relied heavily on its largest suppliers, which are jewelry design and manufacturing firms, for the majority of its purchase costs in the fiscal years ended December 31, 2022 and 2021. Specifically, in 2022, approximately 77% of Qiansui Media’s total purchase costs were attributed to one supplier, while, in 2021, about 97% of its total purchase costs were attributed to a different supplier.

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Sales and Marketing

The Company plans to engage in the following marketing tactics and strategies to increase its brand awareness and appeal to a broad audience:

•	Direct marketing by in-house marketing team. The Company plans to establish a dedicated marketing team responsible for project promotion, sales, and other marketing initiatives. To increase customer awareness, the team will adopt a multi-channel approach that includes print and digital advertising in strategic tourist centers and other densely-populated areas, conducting telemarketing campaigns and low-price promotions. The Company also plans to set up reception service points in Taiyuan Wusu International Airport, Taiyuan Railway Station, Lvliang Railway Station and other nearby transportation hubs and provide ticket purchase services to travelers. These strategies are designed to generate interest and awareness among potential customers, and to build momentum for the Company’s tourism projects.

•	Company website. To optimize the Company website’s impact, the Company plans to assign dedicated personnel to manage website maintenance and updates in real-time. In addition, the Company intends to work closely with key tourism bureaus such as Shanxi Provincial Tourism Bureau, Lvliang Tourism Bureau and Jiaocheng County Tourism Bureau, as well as online travel platforms like China Tourism Network, Sina Travel Network, Sohu Travel Network, NetEase Travel Network, Ctrip.com and eLong.com to increase the Company’s visibility and drive traffic to the Company website. Additionally, the Company aims to improve the user experience by enhancing website accessibility and functionality, and by providing online services such as booking and sales. The Company also intends to implement a comprehensive SEO strategy that helps the Company improve its search engine ranking and attract more visitors to the website.

•	Smart tourism and mobile technology. The Company plans to take advantage of the growing trend of smart tourism and mobile technology by offering direct sales through a range of mobile channels, including WeChat, Sina Weibo, and QR codes. To build excitement and engagement during the tourist peak season, the Company plans to send targeted SMS messages to consumers with event notices and direct offers for discounted electronic tickets or scenic spot coupons. To ensure that customers stay informed of the latest promotions and developments, the Company intends to maintain an active presence on social media platforms such as Weibo and WeChat and offer regular updates and special offers.

•	Exhibitions. The Company plans to attend travel fairs, expositions, and other industry events to reach potential customers. These events will provide an ideal platform to showcase the Company’s tourism projects through interactive presentations, marketing videos and photos, and other creative activities. To generate interest and drive sales, the Company intends to offer special discounts and incentives, as well as distribute travel brochures and postcards to potential customers. For example, Qiansui Media attended the “12th Expo Central China” and its “Qiansui Jue Cheng Health, Culture and Tourism Comprehensive Resort Town Project” was showcased in this expo.

Partnerships

The Company is dedicated to making a positive impact in the local community and has partnered with Taiyuan University of Science and Technology to establish the “Qiansui Scholarship” program. This program provides financial support to qualified students, helping to promote education and create opportunities for success.

Research and Development

In addition to its existing products, the Company continues to develop new products and offerings to fulfill the evolving customer needs. The Company’s research and development efforts are an essential part of its operations and the core competitive strength. Based on the “Zhan Jue Cheng” theme, Qiansui Media has developed a series of periphery products in recent years.

Intellectual Property

The Company relies on a combination of trade secrets, know-how, trademarks and other contractual rights to establish and protect its proprietary rights in its intellectual property. As of the date of this report, Qiansui Media has thirty-three (33) registered trademarks for “千岁觉城” under different categories.

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Competition

China’s tourism industry is highly fragmented with a large number of industry players. Competitors in this sector compete on a variety of factors, including:

•	price;

•	quality and visitor experience;

•	reputation;

•	technology (companies that offer a seamless and convenient booking experience are often able to gain a competitive advantage over their rivals); and

•	sales and marketing effectiveness.

Human Capital and Employees

The Company had 17 employees as of March 24, 2023. Qiansui Media has entered into labor contracts with all of the employees and all of them are located in China. The Company believes it has a good relationship with its employees.

The following table sets forth the number of its employees by function as of March 24, 2023:

Function:
	Number	% of total

Management	1	6%
Human Resources	2	12%
Finance	3	18%
Administration	5	29%
Logistics	2	12%
Products	4	24%

Total	17	100.0%

Under the Social Insurance Law of the PRC, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. 13 of Qiansui Media’s 17 employees participate in the basic pension insurance, basic medical insurance, unemployment insurance, work-related injury insurance and maternity insurance schemes.

Pursuant to PRC regulations on the Housing Provident Fund, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Qiansui Media has not made any housing fund contributions for any of the 17 employees.

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Facilities

As of the date of this report, the Company’s principal offices are located in No. 32 Hexizhuang Village, Huili Township, Jiaocheng County, Lvliang City, Shanxi Province, P.R. China 030500, where Qiansui Media currently leases premises of approximately 58 square meters, at a monthly rent of RMB200, for a lease term of 20 years from January 1, 2016 to January 1, 2036, from Hexizhuang Village Committee. The lease contract may be invalid because it has not been filed with relevant regulatory agency as required by PRC regulations and the tenant on the contract is Mr. Yu Yang, rather than Qiansui Media. The Company believes its above facilities are adequate and suitable for its current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of its operations.

Legal Proceedings

The Company may from time to time become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of its resources, including its management’s time and attention. As of the date of this report, the Company is currently not aware of any such legal proceedings or claims that in the opinion of its management will have a material adverse effect on its business, financial condition or operating results.

Regulations

Regulations Relating to Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Pursuant to the Decision on Strengthening the Protection of Online Information issued by the NPCSC on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 16, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. “Personal information” is defined in these regulations as information that identifies a citizen, the time or location for his use of telecommunication and internet services, or involves privacy of any citizen such as his birth date, ID card number, and address.

Regulations Relating to Product Quality

Products made in mainland China are subject to the Product Quality Law of the People’s Republic of China, which was promulgated on February 22, 1993, last amended on December 29, 2018. According to the Product Quality Law, a manufacturer of a product is responsible to compensate for the damages to any person or property caused by the defect of such a product, unless the manufacturer is able to prove that: (i) it has not circulated the product; (ii) the defect did not exist at the time when the product was circulated; or (iii) scientific or technological knowledge at the time when the product was circulated was not such that it allowed the defect to be discovered.

The Consumer Rights and Interests Protection Law of the People’s Republic of China (the “Consumers Protection Law”) was promulgated on October 31, 1993 and became effective on January 1, 1994. The Consumers Protection Law has been further revised on August 27, 2009 and October 25, 2013. According to the Consumers Protection Law, unless otherwise provided by this law, an operator that provides products or services may bear civil liability in accordance with the Product Quality Law and other relevant laws and regulations.

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Regulations on Advertising

On October 27, 1994, the SCNPC promulgated the Advertising Law, which was amended on April 24, 2015 and October 26, 2018. Under the Advertising Law, advertisers refer to any legal persons, economic organizations or individuals that, directly or through agents, design, produce and publish advertisements to promote products or services. Advertisement operators refer to those legal persons, economic organizations or individuals consigned to provide advertisement content design and production and agency services. Advertisement publisher refers to those legal persons or other economic organizations that publish advertisements for the advertisers or for those advertisement operators which are consigned by the advertisers. An advertisement should present distinct and clear descriptions of the product’s function, place of origin, quality, price, manufacturer, validity period, warranties or the contents, forms, quality, price or promises of the services offered. False advertising that may mislead consumers and the compromise legal rights and interests of consumers shall subject the advertiser to civil liabilities. Where the advertising operator or advertising publisher is unable to provide the real name, address or valid contact information of the advertiser, the consumers may require that the advertising operator or advertising publisher make compensation in advance. For false advertisements of goods or services other than those stipulated in the preceding sentence which caused harm to consumers, where the advertising operator, advertising publisher and advertising spokesperson knew or should have known about the falsity yet still provided design, production, agency or publishing services, or provided a recommendation or endorsement, they shall bear joint and several liabilities with the advertiser.

On July 4, 2016, the State Administration for Industry & Commerce (the predecessor of the State Administration of Market Regulation), or the SAIC, promulgated the Interim Measures for the Administration of Internet Advertising, or the Internet Advertising Measures, which became effective as of September 1, 2016. The Internet Advertising Measures set forth further compliance requirements for online advertising business in addition to those in the Advertising Law. Pursuant to the Internet Advertising Measures, Internet Advertising refers to the commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or others means through websites, webpages, internet apps, or other internet media. Major additional compliance requirements are: (i) advertisements must be identifiable and marked with the word “advertisement,” enabling consumers to distinguish them from non-advertisement content; (ii) publishing advertisements on the Internet through a pop-up page or in other forms shall provide a prominently marked “CLOSE” button to ensure “one-click closure”; (iii) sponsored search results must be clearly distinguished from organic search results; (iv) it is forbidden to send advertisements or advertisement links by email without the recipient’s permission or induce Internet users to click on an advertisement in a deceptive manner; (v) internet information service providers that do not participate in the operation of internet advertisements should stop publishing illegal advertisements if they know or should know that the advertisements are illegal; and (vi) no advertisement of any medical treatment, medicines, foods for special medical purpose, medical apparatuses, pesticides, veterinary medicines, dietary supplements or other special commodities or services which are subject to review by advertisement review authorities as stipulated by laws and regulations shall be released unless it has passed such review.

Laws and Regulations Relating to Other Business Areas

Foreign Exchange

Pursuant to the Administrative Regulations of the PRC on Foreign Exchange promulgated by the State Council on January 29, 1996 and amended on August 1, 2008 with effect from August 5, 2008, and various regulations issued by SAFE, and other PRC regulatory agencies, foreign currency could be exchanged or paid through two different accounts, namely current account and capital account. Payment of current account items, including commodity, trade and service-related foreign exchange transactions and other current payment, may be made by conversion between RMB and foreign currencies without approval of SAFE, but are subject to procedural requirements including presenting relevant documentary evidence of such transactions. Capital account items, such as direct equity investment, loans and repatriation of investment, require the prior approval from or registration with SAFE or its local branch for conversion between RMB and the foreign currency, and remittance of the foreign currency outside the PRC.

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Pursuant to the Notice on Administration of Foreign Exchange Involved in Offshore Investment, Financing and Round-Trip Investment Conducted by Domestic Residents Through Special Purpose Vehicles, which was promulgated by SAFE and went into effect on July 4, 2014, prior to making capital contribution in a special purpose vehicle by a PRC resident using its legitimate assets or interests in the PRC or overseas, the PRC resident shall apply to the foreign exchange bureau for completion of foreign exchange registration formalities for overseas investments. A “domestic entity” referred to in this notice shall mean enterprise and institutional legal persons and any other economic organizations established in the PRC pursuant to the law; a “PRC resident individual” shall mean a PRC citizen holding a PRC resident identity document, military personnel identity document or armed police personnel identity document, and any foreign individual who does not hold a PRC identity document but normally resides in the PRC due to economic reasons.

Pursuant to the Notice on Further Simplification and Improvement of Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on February 13, 2015 and effective June 1, 2015, two administrative approval matters, including foreign exchange registration approval under domestic direct investment and foreign exchange registration approval under overseas direct investment, shall be reviewed and processed directly by banks. SAFE and its local bureaus shall implement indirect supervision through the foreign exchange registration with banks for direct investment.

Pursuant to the Notice of SAFE on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Investment Enterprises promulgated on March 30, 2015 and effective June 1, 2015, and the Notice of SAFE on Reforming and Regulating the Policies for Administration of Foreign Exchange Settlement under the Capital Account promulgated on and effective June 9, 2016, the system of voluntary foreign exchange settlement is implemented for the foreign exchange earnings of foreign exchange capital of foreign-invested enterprises. Foreign exchange capital in a foreign- invested enterprise capital account, for which the monetary contribution has been confirmed by SAFE (or for which the monetary contribution has been registered for account entry), may be settled at a bank as required by the actual management needs of the enterprise. The voluntary settlement ratio of foreign-invested enterprise foreign exchange capital projects has been temporarily set at 100%. SAFE may make adjustments to the said ratio at appropriate times based on the status of the international balance of payments. In addition, foreign exchange earnings under capital projects and the RMB funds obtained from the exchange settlements thereof shall not be used by foreign-invested enterprises for the following purposes: (1) direct or indirect payments of expenditures exceeding its business scope or those being prohibited by the laws and regulations of the PRC; (2) direct or indirect uses in securities investments or investments other than capital-protected banking products (except as otherwise expressly provided); (3) issuance of loans to non-affiliated enterprises (excluding those that are expressly permitted within their business scope); and (4) construction or purchase of real estate not for personal use (except for real estate enterprises).

Foreign Investment

In March 2019, the Standing Committee of the National People’s Congress of the PRC passed the Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law. Among other things, the Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted by foreign individuals, enterprises and other organizations, or the Foreign Investors, in a direct or indirect manner. The PRC governmental authorities will administrate foreign investment by applying the principal of pre-entry national treatment together with a negative list, to be specific, the Foreign Investors are prohibited from making any investments in the fields cataloged into prohibited industries for foreign investment based on the negative list, while they are allowed to make investments in the restricted industries provided that all the requirements and conditions as set forth in the negative list have been satisfied; when the Foreign Investors make investments in the fields other than those included in the negative list, the national treatment principle shall apply.

Pursuant to Provisions for Guiding the Foreign Investment Direction, projects with foreign investment fall into 4 categories, namely encouraged, permitted, restricted and prohibited. Projects with foreign investment that are encouraged, restricted or prohibited shall be listed in the Foreign Investment Catalog. Projects with foreign investment not listed as encouraged, restricted or prohibited projects are permitted projects.

Pursuant to the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the 2021 Edition Negative list, issued by the MOFCOM and the NDRC on December 27, 2021, which came into effect on January 1, 2022. Our business does not fall into the negative list and is permitted for foreign investment.

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The Foreign Investment Law replaced the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-establishment national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in the market access negative list for foreign investment shall be required to satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment. Under special circumstances, if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, The Foreign Investment Law establishes the clear principle of applying national treatment to FIEs except those engaged in industries on the 2021 Negative List. Since our current and planned business is not on the 2021 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

Outbound Investment

Pursuant to the Measures for Administration of Overseas Investment Management promulgated by the MOFCOM on September 6, 2014 and effective October 6, 2014 and the Measures for Administration of Overseas Investment of Enterprises promulgated by the NDRC on December 26, 2017 and effective March 1, 2018, a domestic institution is required to undergo relevant procedures for offshore investment prior to its overseas direct investment and obtain relevant record-filing, approval, certificate or permit. If an enterprise fails to complete the aforesaid procedures, it will be required by the competent authorities to suspend or cease the implementation of the project.

Laws and Regulations Relating to Taxation

Enterprise Income Tax

Pursuant to the EIT Law promulgated on March 16, 2007, amended on and effective December 29, 2018, and the Regulation on Implementation of the Enterprise Income Tax Law of the PRC, or the EIT Implementation Rules, issued on December 6, 2007 and effective April 23, 2019, EIT shall be applicable at a uniform rate of 25% to all resident or non-resident enterprises. EIT shall be payable by a resident enterprise for income sourced within or outside the PRC. EIT shall be payable by a non-resident enterprise, for income sourced within the PRC by its institutions or premises established in the PRC, and for income sourced outside the PRC for which the institutions or premises established in the PRC have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in the PRC or has income bearing no de facto relationship with the institution or premises established, EIT shall be payable by the non-resident enterprise only for income sourced within the PRC.

Pursuant to the Administrative Measures on the Accreditation of High and New Technology Enterprises high and new technology enterprises accredited pursuant to these measures may make declarations under and benefit from tax concession policies in accordance with relevant regulations including the EIT Law and the EIT Implementation Rules, the Law of the PRC on Administration of Levying and Collection of Taxes and the Regulation of Implementation of the Law of the PRC on Administration of Levying and Collection of Taxes.

Pursuant to the Announcement on the Enterprise Income Tax Policies for Promoting the High-quality Development of the Integrated Circuit Industry and the Software Industry promulgated by the Ministry of Finance, the State Taxation Administration, the NDRC and the MIIT on December 12, 2020 and effective from January 1, 2020, and the Announcement No. 9 [2021] of the MIIT, the NDRC, the Ministry of Finance and the State Taxation Administration, upon certification, an integrated circuit design, equipment, materials, packaging, or testing enterprise or a software enterprise shall be exempt from the EIT from the first to the second year from the year when such enterprise makes profits, and be subject to the EIT levied at half of the 25% statutory tax rate from the third to the fifth year.

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Value-Added Tax

Pursuant to the Provisional Regulation on Value-Added Tax of the PRC promulgated by the State Council, as amended on November 5, 2008, February 6, 2016 and November 19, 2017 and effective November 19, 2017, all entities and individuals in the PRC engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay value added tax, or VAT. Unless otherwise stated, the rate of VAT shall be 17%.

Pursuant to the Notice on Value-Added Tax Policies of Software Products a general taxpayer who sells self-developed software products and subject to VAT at a rate of over 3% may, after being taxed at the fixed tax rate of 17%, receive a VAT refund.

According to the Circular of the SAT, on Adjusting Value-added Tax Rates, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10% respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Tax on Dividends

Pursuant to the EIT Law and the EIT Implementation Rules, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested investment enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in the PRC, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income entered into between the PRC government and the Hong Kong Special Administrative Region, where the beneficial owner is a company directly holding at least 25% of the equity interest of the company paying the dividends, the tax charged shall not exceed 5% of the distributed dividends. In any other case, the tax charged shall not exceed 10% of the distributed dividends.

Pursuant to the Announcement on Issues Relating to “Beneficial Owner” in Tax Treaties promulgated by the SAT on February 3, 2018 and came effective April 1, 2018, a “beneficial owner” shall mean a person who has ownership and control over the income, and the rights and property from which the income is derived. Upon the determination of the “beneficial owner” status of a resident of the treaty counterparty who needs to enjoy the tax treaty benefits (hereinafter referred to as the “applicant”), a comprehensive analysis shall be conducted taking into account the actual conditions of the specific case. In general, the following factors are unfavorable for the determination of “beneficial owner” status of an applicant: (1) the applicant is obligated to pay 50% or more of the income, within 12 months from its receipt, to a resident of a third country (region), where the term “obligated” includes agreed obligations and de facto payment for which there is no agreed obligation; (2) the business activities undertaken by the applicant do not constitute substantive business activities, where substantive business activities shall include manufacturing, distribution and management activities of a substantive nature, the determination of whether the business activities undertaken by the applicant are of a substantive nature shall be based on the functions actually performed and the risks borne, and investment holding management activities of a substantive nature undertaken by the applicant may constitute substantive business activities (where the applicant undertakes investment holding management activities which do not constitute substantive business activities, and simultaneously undertakes other business activities, if such other business activities are not sufficiently significant, these shall not constitute substantive business activities); (3) the treaty counterparty country (region) does not levy, or exempts tax on the relevant income, or levies tax but with a very low actual tax rate; (4) in addition to the loan contract based on which interest is derived and paid, there exists other loans or deposit contracts between the creditor and the third party, of which factors such as the amount, interest rate and date of execution are similar; and (5) in addition to the transfer contract for rights to use such as copyright, patent, technology, from which the royalties are derived and paid, there exists other transfer contracts for rights to use or ownership in relation to copyright, patent, technology between the applicant and a third party.

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Pursuant to the Notice of the SAT on the Relevant Issues Concerning the Implementation of Dividend Clauses in Tax Treaties promulgated by the SAT and effective February 20, 2009, all of the following conditions shall be satisfied before the concession tax rate in a tax treaty can be enjoyed: (1) the tax resident obtaining dividends shall be restricted to the company as provided in the tax treaty; (2) among all the ownership equity interests and voting shares of the PRC resident company, the proportion directly owned by the tax resident complies with the prescribed proportions under the tax treaty; and (3) the proportion of the equity interests of the PRC resident company directly owned by such tax resident complies with, at all times within the twelve months before obtaining the dividends, the proportions specified in the tax treaty.

Pursuant to the Announcement of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers promulgated by the SAT on October 14, 2019 and effective January 1, 2020, entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference”. Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather and retain relevant materials for future reference in accordance with the provisions of these measures, and shall accept the follow-up administration of tax authorities. Relevant information proving the status of “beneficial owner” shall be retained in the case of entitlement to dividends, interest and treaty benefits of royalty clauses.

Laws and Regulations Relating to Labor and Social Security

Pursuant to the Labor Law of the PRC promulgated on July 5, 1994 and amended on and effective December 29, 2018, companies must negotiate and enter into employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with applicable PRC laws.

Labor Contracts

The Labor Contract Law of the PRC, which was promulgated on June 29, 2007 and subsequently amended on December 28, 2012 and effective July 1, 2013, serves as the primary law regulating the labor contract relationship between companies and employees. Pursuant to this law, an employment relationship is established between the employer and the worker since the day of employment. The employer shall execute a written employment contract with the worker. Furthermore, to safeguard the legal rights and interests of workers, the way to calculate compensation for the probation period and for damages shall be subject to the provisions of the law.

Social Security and Housing Provident Fund

Pursuant to the Interim Regulations on Levying Social Insurance Premiums promulgated on January 22, 1999 and amended on March 24, 2019, Decisions of the State Council on Modifying the Basic Endowment Insurance System for Enterprise Employees promulgated on December 3, 2005, Decision on Establishment of Basic Medical System for Urban Employee issued by State Council with effect from December 14, 1998, the Regulations on Unemployment Insurance effective from January 22, 1999, Regulations on Work-Related Injury Insurance promulgated on April 27, 2003 with effect from January 1, 2004, and as amended on December 20, 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees promulgated on December 14, 1994 with effect from January 1, 1995, employers are required to register with the competent social insurance authorities and provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance and medical insurance.

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Pursuant to the Social Insurance Law of the PRC, which became effective on July 1, 2011 with last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums may not be paid late, reduced, or be exempted. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1—3 times the overdue amount.

Pursuant to the Administrative Regulations on the Housing Provident Fund effective from April 3, 1999, amended on March 24, 2002 and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Where an employer fails to submit and deposit registration of housing provident fund or fails to go through the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to go through the formalities within a prescribed time limit. Failing to do so at the expiration of the time limit will subject the employer to a fine of not less than RMB10,000 and up to RMB50,000. When an employer fails to pay housing provident fund due in full and in time, housing provident fund center is entitled to order it to rectify, failing to do so would result in enforcement exerted by the court.

Laws and Regulations Relating to Intellectual Property

Trademarks

Pursuant to the Trademark Law of the PRC promulgated on August 23, 1982, amended on April 23, 2019 and effective November 1, 2019 and the Regulation on Implementation of the Trademark Law of the PRC amended on April 29, 2014 and effective May 1, 2014, the right to the exclusive use of a registered trademark is limited to the approved trademark registration, and to goods for which the use of the trademark has been approved. The period of validity of registered trademarks lasts for ten years from the day of registration approval. Absent the authorization by the owner of the registered trademark, the use of the registered trademark or a similar trademark on the same category of goods or similar goods constitutes an infringement of the right to exclusive use of the registered trademark. The infringer shall, in accordance with the relevant regulations, cease the infringement activities, take correction actions, and compensate for losses.

Patents

Pursuant to the Patent Law of the PRC promulgated on March 12, 1984, last amended on October 17, 2020 and effective June 1, 2021, and the Rules for the Implementation of the Patent Law of the PRC amended on January 9, 2010 and effective February 1, 2010, after the grant of the patent right for inventions and utility models, except otherwise regulated under the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit such patent, that is to manufacture, use, offer to sell, sell or import the patented product, or use the patented process, and use, offer to sell, sell or import products directly obtained from such patented process, for production or business purposes. After the patent right is granted for a design, no unit or individual shall, without the authorization of the patent owner, exploit such patent, that is to manufacture, offer to sell, sell, or import any product containing such patented design for production or business purposes. Where infringement has been established, the infringer shall, in accordance with the relevant regulations, be ordered to cease the infringement activities, take corrective actions, and compensate for losses.

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Copyrights

Pursuant to the Copyright Law of the PRC promulgated on September 7, 1990, last amended on November 11, 2020 and effective June 1, 2021, works of PRC citizens, legal persons or other organizations shall, regardless of whether they have been published, be entitled to the copyright pursuant to this law. Works include written works; oral works; musical, dramatic, opera, dance, acrobatic and artistic works; visual arts, architectural works; photographic works; film works and works created using methods similar to filmmaking; graphical works and modeling works such as engineering design graphs, product design graphs, maps and schematic diagrams; computer software; and other works stipulated by legal and administrative regulations.

Pursuant to the Regulation on Protection of Computer Software promulgated on December 20, 2001, last amended on January 30, 2013 and effective date on March 1, 2013, software copyright is conferred on the software development completion date. The protection period for a software copyright of a legal person or other organizations lasts for 50 years, concluding on the day of December 31 in the 50th year after the initial release of the software. However, in the case where the software has not been released within 50 years from its development completion date, protection shall no longer be offered by these regulations. A software copyright holder may register with competent software registration authority under the State Council Copyright Administrative Department. Registration certification documents issued by the competent software registration authority serve as the prima facie proof of such registration.

Regulations in relation to M&A Rules and Overseas Listing

Accordance with the M&A Rules which was promulgated by the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce, the CSRC and SAFE and took effect on September 8, 2006 and was subsequently amended on June 22, 2009 by the MOFCOM, a foreign investor was required to obtain necessary approvals when (i) a foreign investor acquires equity in a domestic non-foreign invested enterprise thereby converting it into a foreign-invested enterprise, or subscribes for new equity in a domestic enterprise via an increase of registered capital thereby converting it into a foreign-invested enterprise; or (ii) a foreign investor establishes a foreign-invested enterprise which purchase and operates the assets of a domestic enterprise, or which purchases the assets of a domestic enterprise and injects those assets to establish a foreign-invested enterprise. According to article 11 of the M&A Rules, where a domestic company or enterprise, or a domestic natural person, through an overseas company established or controlled by it/him, acquires a domestic company which is related to or connected with it/him, approval from MOFCOM is required. According to the Manual of Guidance on Administration for Foreign Investment Access issued by MOFOM on December 18, 2008, the equity transfer by the Chinese shareholders to the foreign shareholders in an established foreign-invested enterprise shall not be governed by the provisions on mergers and acquisitions. It does not matter whether the Chinese party and the foreign party are related parties or whether the foreign party is an existing shareholder or a new investor.

On July 6, 2021, the State Council and General Office of the of the Communist Party China Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which steps-up scrutiny of overseas listings by companies and calls for strengthening cooperation in cross-border regulation, improving relevant laws and regulations on cyber security, cross-border data transmission and confidential information management, including the confidentiality requirement and file management related to the issuance and listing of securities overseas, enforcing the primary responsibility of the enterprises for information security of China based overseas listed companies and promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Furthermore, establishing and improving a system of extraterritorial application of laws in the capital market are also mentioned, judicial interpretations and supporting rules for extraterritorial application provisions of the Securities Law shall be formulated as soon as possible.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comment until January 23, 2022.

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Following issuance of the Draft Overseas Listing Regulations, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (the “Listing Guidelines”), collectively the Trial Measures and Listing Guidelines. Among others, the Trial Measures and Listing Guidelines provide that overseas offerings and listings by PRC domestic companies shall:

(i)	require submission of relevant materials that contain a filing report and a legal opinion, providing truthful, accurate and complete information on matters including but not limited to the shareholders of the issuer. Where the filing documents are complete and in compliance with stipulated requirements, the CSRC shall, within 20 working days after receipt of filing documents, conclude the filing procedure and publish filing results on the CSRC website. Where filing documents are incomplete or do not conform to stipulated requirements, the CSRC shall request supplementation and amendment thereto within five working days after receipt of the filing documents. The issuer should then complete supplementation and amendment within 30 working days;

(ii)	abide by laws, administrative regulations and relevant state rules concerning foreign investment in China, state-owned asset administration, industry regulation and outbound investment, and shall not disrupt the PRC domestic market order, harm state or public interests or undermine the lawful rights and interests of PRC domestic investors;

(iii)	abide by national secrecy laws and relevant provisions. Necessary measures shall be taken to fulfill confidentiality obligations. Divulgence of state secrets or working secrets of government agencies is strictly prohibited. Provision of personal information and important data, etc., to overseas parties in relation to overseas offering and listing of PRC domestic companies shall be in compliance with applicable laws, administrative regulations and relevant state rules; and

(iv)	be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in the spheres of foreign investment, cybersecurity, data security, etc., and issuers shall duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to the law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues;

The Trial Measures will come into effect on March 31, 2023. PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted.

The Trial Measures provide that where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic entity responsible, file with the CSRC. The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (“Condition I”), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (“Condition II”); whether Chinese citizens from Taiwan, Hong Kong, and Macau are included in the foregoing specification is not specified. The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a ‘substance over form’ basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of ‘substance over form’ in order to identify and argue whether the issuer should complete a filing under the Trial Measures. Subsequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, and (iv) a voluntary or mandatory delisting.

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The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures.

There is a possibility that we may be deemed as an Existing Listed Enterprise as defined under the CSRC Filing Notice, and that future offerings of listed securities or listings outside China by us may be subject to CSRC filing requirements in accordance with the Trial Measures. Given that the Trial Measures and Listing Guidelines have been introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all. Further, as of the date of this report, the aforementioned Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) issued on December 24, 2021 remain in draft form and final and effective versions are yet to be published.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, and which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Pursuant to the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control promulgated by SAFE in January 2017, which stipulates several capital control measures with respect to outbound remittance of profits from domestic entities to offshore entities, including the following: (1) under the principle of genuine transaction, banks shall check board resolutions regarding profit distributions, the original version of tax filing records and audited financial statements; and (2) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, domestic entities shall make detailed explanations of sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Tancheng Group Co., Ltd. is a Nevada holding company which conducts its operations in China through its PRC subsidiaries (our corporate group does not include any variable interest entities). The Company faces various legal and operational risks and uncertainties as a company with substantial operations in China. The PRC government has significant authority to exert influence on the ability of a company with substantial operations in China, like us, to conduct its business, accept foreign investments or be traded on the U.S. OTC markets. For example, we face risks associated with PRC regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity, data privacy and from U.S. regulators if there is a lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors, and in various risk factors in this section. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government publishes from time to time new policies that can significantly affect our industry in which we operate and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action, once taken by the PRC government, could cause the value of our common stock to significantly decline or in extreme cases, become worthless.

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Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit its shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Neither our current auditor, Onestop Assurance PAC, headquartered in Singapore, or our former auditor, Mac Accounting Group, LLP, was on the list. Further, we have never been listed as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended July 31, 2022, because our former auditor, Mac Accounting Group, LLP, who audited our financial statements included in such annual report, is headquartered in Utah, the United States. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Notwithstanding, as our current auditor, Onestop Assurance PAC, is headquartered in Singapore, we expect that it will remain subject to complete inspection and investigation by PCAOB in the foreseeable future, and thus, that the risk of our shares being prohibited from trading pursuant to the HFCAA is low.

Permissions, Approvals, Licenses and Permits Required from the PRC Authorities for Our Operations and for the Offering of Our Securities to Foreign Investors

We conduct our business primarily through our subsidiary, Qiansui Media, in China. Our operations in China are governed by PRC laws and regulations. As of the date of this report, Qiansui Media has obtained the requisite permissions, approvals, licenses and permits from the PRC government authorities that are material for its business operations, including:

License/Permit/Approval/Permission	Business License
Issuing Authority	Jiaocheng County Market Supervision Administration
Issuance Date	February 28, 2022
Operational Term	June 14, 2017 through June 13, 2037
Scope of Operation

LICENSED PROJECT: Residential interior decoration. (Projects subject to approval can only be carried out after being approved by relevant governmental agencies. Specifically approved business projects are governed by the approval documents or specific licenses of relevant agencies).

GENERAL PROJECTS: organizing cultural and artistic exchange activities; internet sales (except for sale of products that require approvals); corporate image planning; graphic design and production; advertisement production; advertising design, agency; advertising release (radio station, TV station, newspaper publishers); technical service, technical development, technical consultation, technical exchange, technology transfer, technology promotion; professional design service; planning and consulting of tourism development projects; management of scenic spots; manufacturing of arts and crafts and etiquette items (except ivory and its products); sales of arts and crafts and etiquette items (except ivory and its products); catering management. (Except for projects subject to approval, the company can independently carry out business activities according to law with a business license)

No such material permission or approval has been denied.

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Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional requisite permissions, approvals, licenses, permits and filings for the operation of our business in the future.

Furthermore, under currently effective PRC laws, regulations and regulatory rules, as of the date of this report, we are not currently required to obtain permissions from the China Securities Regulatory Commission (the “CSRC”), and we have not received any formal notice from any PRC authority indicating that we should apply for or are otherwise subject to cybersecurity review or security assessment. In addition, we have not been asked to obtain such permissions by any PRC authority or received any denial to do so. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, the CSRC published the Trial Measures and Listing Guidelines (defined below) on February 17, 2023, designed to regulate overseas securities offerings by PRC domestic companies. Given the recent nature of the introduction of the Trial Measures and Listing Guidelines, and the fact that the Trial Measures and Listing Guidelines are not due to become effective until March 31, 2023, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If (i) we mistakenly conclude that certain regulatory filings, permissions and approvals are not required or (ii) applicable laws, regulations, or interpretations change and (iii) we are required to obtain such filings, permissions or approvals in the future, but fail to receive or maintain such filings, permissions or approvals, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. In addition, rules and regulations in China can change quickly with little advance notice. These regulatory agencies may impose fines and penalties on our operations in China, limit our operations in China, limit our ability to pay dividends outside of China, limit our ability to list on stock exchanges or OTC markets outside of China or offer our securities to foreign investors or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Cash Flows Through Our Organization

Tancheng Group Co., Ltd. is a Nevada incorporated holding company with no material operations of its own. We conduct our operations primarily in China through our PRC subsidiary Qiansui Media. Tancheng Group indirectly owns all of the equity interests of Qiansui Media, through offshore intermediate holding companies (namely Cayman-incorporated Qiansui International, and Hong Kong-incorporated Qiansui HK).

The chart below presents our corporate structure as of the date of this report:

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Cash may be transferred among Tancheng Group and its subsidiaries in the following manners: (1) funds may be transferred to Qiansui Consulting (“the WFOE”) from Tancheng Group as needed through our subsidiaries in the Cayman Islands and/or Hong Kong in the form of capital contribution or shareholder loan, as the case may be; (2) dividends or other distributions may be paid by the WFOE to Tancheng Group through our subsidiaries in Hong Kong and the Cayman Islands; and (3) our PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. Tancheng Group, our subsidiaries in Cayman Islands and Hong Kong are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China may be transferred by Tancheng Group to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As a holding company, Tancheng Group may rely on dividends and other distributions on equity paid by our PRC operating subsidiaries for its cash and financing requirements. Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserve are not distributable as cash dividends. The articles of association of each of our PRC subsidiaries contain provisions that incorporate the foregoing legal restrictions on distribution of dividends under PRC regulations. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends. None of our subsidiaries has made any dividends or other distributions to Tancheng Group as of the date of this report. As of the date of this report, neither Tancheng Group nor its subsidiaries have made any dividend or distribution to U.S. investors. Tancheng Group and its subsidiaries currently do not have plans to distribute earnings in the foreseeable future.

Until the filing of this report, Tancheng Group had been a shell company.

As of the date of this report, there were no cash flows among Tancheng Group, our Nevada holding company, and its subsidiaries. The PRC regulations allow using cash generated from one PRC subsidiary to fund another PRC subsidiary’s operations. Currently, other than complying with the applicable PRC laws and regulations, we do not have our own cash management policy and procedures that dictate how funds are transferred. While there are currently no restrictions on foreign exchange and our ability to transfer cash or assets among Tancheng Group, the Cayman subsidiary and the Hong Kong subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, and to the extent our cash or assets are in Hong Kong or the Hong Kong Subsidiary, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Tancheng Group and its subsidiaries to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong, which may adversely affect our business, financial condition and results of operations.

Summary of Risk Factors

•	Because all of the Company’s operations are in China, the Company’s business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of the Company’s business and may intervene in or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Common stock.

•	The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our common stock could decline in value or become worthless.

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against the Company or its management based on foreign laws.

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•	The recent joint statement by the SEC, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued trading on the OTC markets, future offerings, business operations, share price and reputation.

•	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the Company’s operations in China.

•	We may be subject to volatility and uncertainty in customer demand, supply chains, worldwide economies and financial markets resulting from the COVID-19 pandemic or other outbreak of infectious disease or similar public health threat.

•	Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products.

•	The recreational and tourism projects operate in a competitive industry and their revenues, profits or market share could be harmed if they are unable to compete effectively.

•	Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

•	We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

•	We do not intend to pay dividends for the foreseeable future.

•	Our largest stockholder holds a significant percentage of our outstanding voting securities and may be able to control our management and affairs.

Risks Related to Doing Business in China

Because all of the Company’s operations are in China, the Company’s business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of the Company’s business and may intervene in or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Common stock.

As a business operating in China, the Company is subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of the Company’s business, and the regulations to which we are subject may change rapidly and with little notice to us or the Company’s shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•	Delay or impede the Company’s development,

•	Require significant management time and attention, and

•	Subject the Company to remedies, administrative penalties and even criminal liabilities that may harm the Company’s business, including fines assessed for the Company’s current or historical operations, or demands or orders that the Company modify or even cease its business practices.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of the Common stock.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder Tancheng Group’s ability to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over China-based internet giants. The Cybersecurity Review Measures (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

We believe that our 100% owned PRC subsidiary Qiansui Media, which operates our business of selling ornament and adornment products, is not subject to the review or prior approval of the CAC or the CSRC in connection with the Contribution transaction.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Common stock to investors outside of China or list on a foreign exchange, such action could significantly limit or completely hinder Tancheng Group’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

To date, Tancheng Group and its PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue the Common stock to investors outside of China, (2) are not subject to permission requirements from the CSRC, CAC or any other entity that is required to approve of the Company’s PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including the Contribution transaction. As of today, we have not received any inquiry, notice, warning, sanctions or regulatory objection to the Contribution transaction from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC or any other regulatory authority is required for the Contribution transaction, we may face sanctions by the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the Company’s operations in China, limit the Company’s ability to pay dividends outside of China, limit the Company’s operations in China, or take other actions that could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects, as well as the trading price of the Company’s securities. In addition, if the CSRC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for the Contribution transaction, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Common stock.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations.

Substantially all of the Company’s assets and operations are located in the PRC. Accordingly, the Company’s business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect the Company’s business and operating results, lead to a reduction in demand for the Company’s services and adversely affect the Company’s competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, the Company’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect the Company’s business and operating results.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on the Company. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on the Company’s business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings. These uncertainties may affect the Company’s judgment on the relevance of legal requirements and the Company’s ability to enforce the Company’s contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, the Company may not be aware of the Company’s violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against the Company or its management based on foreign laws.

The Company conducts substantially all of its operations in China, and substantially all of the Company’s assets are located in China. In addition, the Company’s current officer resides within China and is a PRC national. As a result, it may be difficult for you to effect service of process upon the Company or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our common stock could decline in value or become worthless.

The PRC government has recently indicated an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law, or the Opinions. These Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comment until January 23, 2022.

Following issuance of the Draft Overseas Listing Regulations, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (the “Listing Guidelines”), collectively the Trial Measures and Listing Guidelines. Among others, the Trial Measures and Listing Guidelines provide that overseas offerings and listings by PRC domestic companies shall:

(i)	require submission of relevant materials that contain a filing report and a legal opinion, providing truthful, accurate and complete information on matters including but not limited to the shareholders of the issuer. Where the filing documents are complete and in compliance with stipulated requirements, the CSRC shall, within 20 working days after receipt of filing documents, conclude the filing procedure and publish filing results on the CSRC website. Where filing documents are incomplete or do not conform to stipulated requirements, the CSRC shall request supplementation and amendment thereto within five working days after receipt of the filing documents. The issuer should then complete supplementation and amendment within 30 working days;

(ii)	abide by laws, administrative regulations and relevant state rules concerning foreign investment in China, state-owned asset administration, industry regulation and outbound investment, and shall not disrupt the PRC domestic market order, harm state or public interests or undermine the lawful rights and interests of PRC domestic investors;

(iii)	abide by national secrecy laws and relevant provisions. Necessary measures shall be taken to fulfill confidentiality obligations. Divulgence of state secrets or working secrets of government agencies is strictly prohibited. Provision of personal information and important data, etc., to overseas parties in relation to overseas offering and listing of PRC domestic companies shall be in compliance with applicable laws, administrative regulations and relevant state rules; and

(iv)	be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in the spheres of foreign investment, cybersecurity, data security, etc., and issuers shall duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to the law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues;

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The Trial Measures will come into effect on March 31, 2023. PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted.

The Trial Measures provide that where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic entity responsible, file with the CSRC. The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (“Condition I”), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (“Condition II”); whether Chinese citizens from Taiwan, Hong Kong, and Macau are included in the foregoing specification is not specified. The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a ‘substance over form’ basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of ‘substance over form’ in order to identify and argue whether the issuer should complete a filing under the Trial Measures. Subsequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, and (iv) a voluntary or mandatory delisting.

The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures.

There is a possibility that we may be deemed as an Existing Listed Enterprise as defined under the CSRC Filing Notice, and that future offerings of listed securities or listings outside China by us may be subject to CSRC filing requirements in accordance with the Trial Measures. Given that the Trial Measures and Listing Guidelines have been introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all. Further, as of the date of this report, the aforementioned Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) issued on December 24, 2021 remain in draft form and final and effective versions are yet to be published.

Tancheng Group may rely on dividends and other distributions on equity from our PRC subsidiaries for its cash requirements.

Our Nevada holding company, Tancheng Group, has no material assets other than ownership of equity interests in its subsidiaries. As a result, it has no independent means of generating revenue and may rely on dividends and other distributions on equity from our PRC operating subsidiaries for its cash requirements. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit the Company’s ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends or otherwise fund and conduct the Company’s business.

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In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Non-compliance with labor-related laws and regulations of the PRC could have an adverse impact on the Company’s financial condition and results of operation.

Our PRC subsidiaries have been subject to stricter regulatory requirements in terms of entering into labor contracts with their employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of their employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts.

Under the Social Insurance Law of the PRC, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Only 13 of Qiansui Media’s 17 employees participate in the basic pension insurance, basic medical insurance, unemployment insurance, work-related injury insurance and maternity insurance schemes.

Pursuant to PRC regulations on the Housing Provident Fund, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Qiansui Media has not made any housing fund contributions for any of the 17 employees.

As of the date of this report, we are not aware of any action, claim, investigation or penalties being conducted or threatened by any government authorities. However, if Qiansui Media is fined or otherwise penalized by government authorities due to its failure to adequately pay social insurance and housing provident fund contributions for its employees, its financial condition may be negatively impacted.

The recent joint statement by the SEC, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued trading on the OTC markets, future offerings, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in HK SAR. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

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On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before the Common stock may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. Accordingly, if we are determined by the SEC to be a Commission-Identified Issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which we are identified. In the event that we are deemed to have had three consecutive “non-inspection” years by the SEC, our securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States. Moreover, if the AHFCA Act is enacted into law, it would reduce the time before our securities may be prohibited from trading or delisted from three years to two years.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Either our current or former registered public accounting firm is not headquartered in the PRC or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our current auditor is a Singapore-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor based in the mainland China or Hong Kong and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our PRC subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future after the offering that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2023 and beyond. When the PCAOB reassesses its determinations in 2023 and beyond, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. The market price of the Common stock could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

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Fluctuations in exchange rates could have a material and adverse effect on the Company’s results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict when and how the relationship between the RMB and the U.S. dollar may change. All of the Company’s revenues and substantially all of the Company’s costs are denominated in Renminbi. We rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect the Company’s results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the Common stock in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert the Company’s Renminbi into U.S. dollars for the purpose of making payments for dividends on the Common stock to our shareholders or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Governmental control of currency conversion may limit the Company’s ability to utilize the Company’s revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The Company generates substantially all of its revenues in Renminbi. Under the Company’s current corporate structure, we primarily rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to us. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, our PRC subsidiaries need to obtain SAFE approval to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside of China, or to make other capital expenditure payments outside of China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents our PRC subsidiaries from obtaining sufficient foreign currency, we may not be able to pay dividends in US dollars to our shareholders, including holders of the Common stock.

Certain PRC regulations may make it more difficult for the Company to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the NPC which became effective in 2008 and latest revised in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by non-Chinese investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (SAMR) be notified in advance of any change-of-control transaction in which a non-Chinese investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law of China requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by non-Chinese investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. The Company may pursue potential strategic acquisitions that are complementary to the Company’s business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit the Company’s ability to complete such transactions, which could affect the Company’s ability to expand the Company’s business or maintain the Company’s market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any acquisitions of companies outside of China that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. As of the date of this report, our PRC resident owners have completed foreign exchange registration under the SAFE Circular 37 and other related rules. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in us. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on the Company’s cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from us, or prevent us from making distributions or paying dividends to our shareholders. As a result, the Company’s business operations and the Company’s ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future Chinese regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict the Company’s ability to implement the Company’s acquisition strategy and could adversely affect the Company’s business and prospects.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the Company’s operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect the Company’s operations in China will be honored by the Company, by entities who provide services to the Company or with whom the Company associates, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of the Company’s facilities in China by any of these regulators may be limited or prohibited.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on the Company’s worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-PRC-resident enterprises. In addition, non-PRC-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the Common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the Common stock by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Common stock.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

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Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring. We may be subject to filing obligations or taxed if we are the transferor in such transactions, and may be subject to withholding obligations if we are the transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in us by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, the Company may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that the Company should not be taxed under these circulars, which may have a material adverse effect on the Company’s financial condition and results of operations.

The approval of the China Securities Regulatory Commission may be required in connection with the Contribution transaction under PRC law.

The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, the interpretation and application of the regulations remain unclear, and the Contribution transaction may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for the Contribution transaction would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While we believe the CSRC approval is not required in the context of the Contribution transaction, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for the Contribution transaction, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for the Contribution transaction. These sanctions may include fines and penalties on the Company’s operations in the PRC, limitations on the Company’s operating licenses in the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries to us or other actions that could have a material and adverse effect on the Company’s business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Common stock.

Risks Related to Our Business and Industry

We may be subject to volatility and uncertainty in customer demand, supply chains, worldwide economies and financial markets resulting from the COVID-19 pandemic or other outbreak of infectious disease or similar public health threat.

The emergence of fast-spreading variants and the potential waning effectiveness of vaccines have introduced renewed uncertainty into whether additional measures will be implemented to combat the spread of COVID-19. Restrictions on access to our facility or on our operations or workforce, or similar limitations for our suppliers, and restrictions or disruptions of transportation could limit our ability to meet customer demand, lead to increased costs and have a material adverse effect on our financial condition and results of operations.

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The duration of the business disruption and related financial impact of the COVID-19 pandemic cannot be reasonably estimated at this time. The extent to which COVID-19, its variants or an outbreak of any other infectious disease, such as monkeypox, will further impact our operations and results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and its variants, the efficacy and effectiveness of vaccines, and the actions to contain the virus or treat its impact, among others.

We have a limited operating history, which may make it difficult to evaluate our business and prospects and may not be indicative of our future financial results.

Our business is primarily conducted by our wholly owned subsidiary Qiansui Media. Qiansui Media was formed on June 14, 2017, under the PRC laws. For the fiscal years ended December 31, 2022 and 2021, our consolidated revenues were $590,306 and $120,858, respectively, and its consolidated net loss were $927,529 and $1,363, respectively. Our historical financial results may not be indicative of our future financial results. We face risks and uncertainties in our ability to successfully:

•	introduce new products and services;

•	improve our existing products and services;

•	retain existing clients and attract new clients;

•	adjust and optimize our business model;

•	successfully compete with other companies that are currently in, or may in the future enter, our industry or similar industries; and

•	observe and strategize on the latest market trends.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products.

Our ability to broaden our customer base and achieve broader market acceptance of our products, will depend to a significant extent on the ability of our sales and marketing personnel to drive our sales pipeline and cultivate customer relationships to drive revenue growth. Our marketing efforts include the use of mobile channels and social media platforms such as WeChat, Sina Weibo, and QR codes.

We have invested in and plan to continue expanding our sales and marketing capabilities. Identifying, recruiting, and training sales personnel will require significant time, expense, and attention. If we are unable to hire, develop, and retain talented sales or marketing personnel, if our new sales or marketing personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective, our ability to broaden our customer base and achieve broader market acceptance of our products could be harmed.

Significant competition in our industry could adversely affect our results of operations.

The market for sales of cultural products through online stores, and planned recreational tourism programs is highly fragmented and rapidly evolving. If other market participants introduce new or improved products or services that are more compelling or widely accepted than ours in the regions we operate, our ability to grow our revenue and remain profitable could suffer. The Company faces competition from other companies that provide similar offerings. These competitors may acquire market share, which could potentially reduce demand for our products and offerings.

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Some of our competitors and potential competitors have significantly greater resources than we do. We may not be able to compete successfully against current and future competitors. In addition, competition may intensify as our competitors raise additional capital and as established companies in other market segments or geographic markets expand into our market segments or geographic markets. If we cannot compete successfully against our competitors, our ability to grow our business could be impaired.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Our outsourcing processing model presents several risk factors, including quality control, supply chain, financial, and intellectual property risks.

Our cultural products are mainly produced through outsourcing processing. We are responsible for key aspects such as product research and development, design, quality control, sales, and customer service. The outsourcing processing vendors, on the other hand, are responsible for material procurement and production, and then deliver the finished products to us. At present, our outsourcing processing vendors are not long-term partners.

There are potential risks associated with the outsourcing processing model such as quality control, supply chain, financial, and intellectual property risks. Any unexpected changes in the outsourcing processing vendors’ supply timeliness and product quality may have a certain adverse impact on our operations. This could include delays in product delivery or quality issues that may lead to product recalls or negative customer feedback. Any disruptions in the supply chain could have a significant impact on our ability to meet customer demand. Outsourcing processing typically involves additional costs, such as transportation and fees paid to the outsourcing processing vendors. If the cost of outsourcing processing exceeds the expected revenue, it could lead to financial losses. We are also sharing our intellectual property and trade secrets with third-party entities. If the outsourcing processing vendors fail to protect this sensitive information, it could lead to lost revenue and damage to our competitive advantage.

Defects in our products could result in loss of customers, reputational damage, and decreased revenue, facing warranty claims that may arise from defective products.

Our products may contain undetected defects, especially when first introduced or when newer products are released. Errors, defects, or poor quality can arise due to design flaws, defects in raw materials or components or manufacturing difficulties, which can affect the quality of our products. Any actual or perceived errors, defects, or poor quality in our products could result in the replacement or recall of our products, shipment delays, rejection of our products, damage to our reputation, lost revenue, and increases in customer service and support costs, all of which could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties.

Our ability to compete effectively depends in part upon our intellectual property rights. We are engaged in producing products that are unique to the “Jue Cheng” culture. We rely on a combination of combination of trade secrets, know-how, trademarks and other contractual rights to establish and protect its proprietary rights in its intellectual property. The use of contractual provisions, confidentiality procedures and agreements, and trademark, unfair competition, trade secret and other laws to protect intellectual property rights and proprietary technology may not be adequate. Litigation may be necessary to enforce our intellectual property rights and protect proprietary technology, or to defend against claims by third parties that our conduct or our use of intellectual property infringes upon such third party's intellectual property rights. Any intellectual property litigation or claims brought against us, whether or not meritorious, could result in substantial costs and diversion of our resources, and there can be no assurances that favorable final outcomes will be obtained. The terms of any settlement or judgment may require us to pay substantial amounts to the other party or cease exercising our rights in such intellectual property, including ceasing the use of certain trademarks used by us to distinguish our services from those of others. In addition, we may be required to seek a license to continue practices found to be in violation of a third party's rights, which may not be available on reasonable terms, or at all. Our business, financial condition or results of operations could be adversely affected as a result.

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The growth of our business may be adversely affected if we do not implement our growth strategies and initiatives successfully or if we are unable to manage our growth or operations effectively.

We have expanded and are continuing to expand our operations, which has placed, and will continue to place, significant demands on our management and our operational and financial infrastructure. Additionally, our ability to grow in the future will depend on a number of factors, including the ability to develop and expand new and existing client relationships, to continue to develop innovative products and services, to hire and train qualified personnel, to expand and grow in existing and future markets, and to sustain operational excellence and efficiencies across all business lines. Achieving and sustaining growth requires the successful execution of our growth strategies, which may require the implementation of enhancements to customer-facing, operational and financial systems, expanded sales and marketing capacity, continuous updates to technology and improvements to processes and systems, and additional or new organizational resources. Given these challenges, we may be unable to manage our expanding operations effectively, or to maintain our growth, which could have a material adverse effect on our business or results of operations.

In order to compete, we must attract, train and retain highly qualified employees, and the failure to do so could have a material adverse effect on our results of operations.

To successfully compete, we must attract, train, and retain highly qualified employees while controlling related labor costs. In particular, we must hire top professionals and personnel which contribute to the success of our business. If we were to lose a significant number of professionals, it could have a material adverse effect on our financial condition and results of operations. There is no assurance that we will be able to attract or retain highly qualified employees. The inability to hire or retain qualified personnel at economically reasonable compensation levels would restrict our ability to improve our business and result in lower operating results and profitability.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our businesses depend on the skills, reputation, and professional experience of our senior management and key employees, the network of resources and relationships they generate during the ordinary course of their activities, and the synergies among the diverse fields of expertise and knowledge held by our senior professionals. Therefore, the success of our business depends on the continued services of these individuals. If we lose their services, we may not be able to execute our existing business strategy effectively, and we may have to change our current business direction. These disruptions to our business may take up significant energy and resources of our company, and materially and adversely affect our future prospects. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives. The loss of the services of our senior management or other key employees for any reason could adversely affect our business, financial condition and operating results. We do not presently maintain any key man life insurance policies.

We are subject to payment processing related risks.

Our online stores accept payments through third party online payment platforms such as Alipay. For certain payment methods, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profitability. We may be subject to fraud and other illegal activities in connection with online payment. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

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The recreational and tourism projects operate in a competitive industry and their revenues, profits or market share could be harmed if they are unable to compete effectively.

We are developing tourism projects which will compete with other themes, cultural avenues and with other types of recreational facilities. The principal competitive factors in the recreational industry include location, scale, and the variety and perceived quality of the attractions. The recreational industry is also subject to factors that affect the tourist industries generally, such as general economic conditions, travel restrictions, and changes in guest spending habits. Certain competitors of the operating entities may have substantially greater financial resources, may be able to adapt more quickly to changing guest preferences, may devote greater resources, and may attract a greater number of guests than us. As a result, our operating subsidiary may not be able to compete successfully against such competitors. If it is unable to compete effectively, our business our financial condition or results of operations may be adversely affected.

Declines in discretionary guest spending and guest confidence, or changes in guest tastes and preferences, could affect the profitability of the recreational business.

We are developing tourism projects whose success depends to a significant extent on (i) their ability to provide quality recreational services, (ii) their ability to satisfy changing guest preferences, and (iii) the availability of discretionary guest spending. We cannot guarantee that, once launched, such projects are unable to meet the changing preferences of the markets that they serve or achieve sufficient guest acceptance. In addition, severe economic downturns coupled with high volatility and uncertainty as to the future economic landscape could have an adverse effect on guests’ discretionary income and guest confidence. If the projects are unable to meet the changing guest demands, or if discretionary guest spending decreases, the projects could fail and our financial condition and results of operations could be materially and adversely affected.

Risks Related to the Market for our Common stock

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our largest stockholder holds a significant percentage of our outstanding voting securities and may be able to control our management and affairs.

Zhan Jue Cheng Limited, our largest stockholder, is the beneficial owner of approximately 63.9% of our outstanding voting securities. As a result, it possesses significant influence, and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Its ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover, or other business combination, or discourage a potential acquirer from making a tender offer.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

Our company, through its wholly owned PRC subsidiary Qiansui Media, has been engaged in the business of selling ornament and adornment products related to “Jue Cheng” culture and creating cultural tourism programs. Located in close proximity to PangQuanGou National Nature Reserve in Jiaocheng County, Shanxi Province, China, Qiansui Media has leveraged the rich heritage of “Jue Cheng” culture to develop innovative peripheral cultural products and large-scale recreational tourism projects.

Our revenues were $590,306 and $120,858 for the years ended December 31, 2022 and 2021, respectively. Our net loss was $927,529 and $1,363 for the respective periods. These conditions raise substantial doubt about our ability to continue as a going concern.

Results of Operation

Comparison for The Years Ended December 31, 2022 and 2021

The following table sets forth key components of our results of operations during the year ended December 31, 2022 and 2021.

	2022	2021	Change
Revenue	$590,306	$120,858	$469,448
Cost of revenue	(517,242)	(119,048)	(398,194)
Gross profit	73,064	1,810	71,254
Write off of uncollectible receivables	(554,715)	–	(554,715)
Selling and marketing expenses	(20,999)	(1,860)	(19,139)
General and administrative expense	(425,795)	(1,880)	(423,915)
Loss from operations	(928,445)	(1,930)	(926,515)
Other income	916	567	349
Net loss	$(927,529)	$(1,363)	$(926,166)

Revenue

We generated $590,306 in revenue for the year ended December 31, 2022 compared to $120,858 for the year ended December 31, 2021. There was an increase in total revenues of $469,448 or 388.4% compared with the fiscal year 2021.

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Our business is gradually recovering from the COVID-19 pandemic, which was less severe in fiscal year 2022 as compared to fiscal year 2021. The measures taken by the Chinese government to contain the virus have been effective, business has returned to normal and the market has substantially regained confidence. The recovery of the economy has positively affected our results. During fiscal year 2022, we spent efforts on advertising and promoting our products which eventually attracted a greater amount of customers as compared to 2021. In addition, we raised our prices on certain popular products led to the increase in our revenue and profit margin.

Cost of Revenue

Cost of revenue was $517,242 for the year ended December 31, 2022 compared to $119,048 for the year ended December 31, 2021. The increase of cost of revenue by $398,194 or 334.5% was relatively in line with the increase in revenue. The cost of revenue mainly consists of the cost of the products sold.

Gross profit

Gross profit for the year ended December 31, 2022 was $73,064 compared with $1,810 for the year ended December 31, 2021. As a percentage of revenue, our gross profit increased from 1.5% for the year ended December 31, 2021 to 12.4% for the year ended December 31, 2022, primarily due to we raised our prices on certain popular products.

Operating Expenses

Write off of uncollectible receivables

We monitor the impact of COVID-19 situation closely on our receivable collections. we determine the allowance for our receivables based on aging data, historical collection experience, debtors specific facts and economic conditions. During the year ended December 31, 2022, we wrote off $554,715 receivables as amounts are deemed uncollectible.

General and administrative expense

By far the most significant component of our operating expenses for both the years ended December 31, 2022 and 2021 was general and administrative expenses of $425,795 and $1,880, respectively. The increase of $423,915 or 22,548.7% was mainly due the increase in staff expense as a result of our business expansion. In addition, we incurred significant consultancy fees during the year ended December 31, 2022 in connection with the restructuring of the group companies which will be merged with Tancheng Group Co., Ltd.

Net Profit

We reported a net loss of $927,529 for the year ended December 31, 2022 compared to a net loss of $1,363 for the year ended December 31, 2021, an increase in net loss of $926,166 or 67,950.6%. This was mainly due to an increase in administrative expenses.

Although we incurred a significant net loss for the year ended December 31, 2022, we expect to see a positive trend in our future results.

Liquidity and Capital Resources

	As of December 31,
	2022	2021
Working capital:
Total current assets	$2,463,174	$1,187,474
Total current liabilities	(3,374,487)	(1,198,447)
Working capital deficiency	$(911,313)	$(10,973)

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Our principal sources of liquidity and capital resources have been, and are expected to continue to be, cash flow from operations and cash advance from related parties. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

Management has estimated our cash flow from future operations and available support from related parties and have concluded that we have, or will have access to, sufficient financial resources to meet our financial obligations as and when they fall due in the coming twelve months. There can be no assurances, however, that any of the borrowing facilities we may be contemplating as being available to us in the future will, in fact, be available to us on acceptable terms, if at all. We believe there will be sufficient funds to run our operations for the next 12 months.

As of December 31, 2022, we had cash and cash equivalents of $71,207. The following table provides detailed information about our net cash flows for the year ended December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Cash flows:
Net cash used in operating activities	$(2,803,267)	$(529,628)
Net cash provided by financing activities	2,435,175	979,606
Effect of exchange rate changes on cash and cash equivalents	(26,944)	7,127
Net increase in cash and cash equivalents	(395,036)	457,105
Cash and cash equivalents at the beginning of year	466,243	9,138
Cash and cash equivalents at the end of the year	$71,207	$466,243

Operating Activities

Net cash used in operating activities was $2,803,267 for the year ended December 31, 2022. The difference between our net loss of $927,529 and net cash used in operating activities was mainly attributable to the write off of uncollectible receivables of $554,715, and the changes in other operating assets and liabilities of $(2,430,453) which was primarily due to the increase in other receivables, inventories and amounts due from related parties, and the decrease in accounts payables and deferred revenue.

Financing Activities

Net cash generated from financing activities was $2,435,175 for the year ended December 31, 2022 was attributable to the funds from related parties.

Inflation

Inflation and changing prices have not had a material effect on our business, and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

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Critical Accounting Policies and Estimates

Revenue Recognition

The Company’s revenue recognition policy is compliant with ASC 606, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the goods and services in the contract;
(ii)	determination of whether the goods and services are performance obligations, including whether they are distinct in the context of the contract;
(iii)	measurement of the transaction price, including the constraint on variable consideration;
(iv)	allocation of the transaction price to the performance obligations; and
(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery or service being rendered.

Contract liabilities consist of deferred revenue related to advance received from customers for future transfer of goods to customers. The balance of deferred revenue represents unfulfilled performance obligations in the sales agreement, i.e products that have not yet been delivered. Once the related products have been delivered, the amount in deferred revenue account is shifted to a revenue account.

Deferred revenue recognized as revenue during the years ended December 31, 2022 and December 31, 2021 was $106,308 and $nil.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Recent accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on January 1, 2023. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. The Company has adopted this new standard effective January 1, 2021 and the adoption of this guidance did not have a material impact on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

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PROPERTIES

All land in China is owned by the state or local governments. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws. Granted land use rights are transferable and may be used as collateral for borrowings and other obligations.

The Company’s principal offices are located in No. 32 Hexizhuang Village, Huili Township, Jiaocheng County, Lvliang City, Shanxi Province, P.R. China 030500, where Qiansui Media currently leases premises of approximately 58 square meters, at a monthly rent of RMB200, for a lease term of 20 years from January 1, 2016 to January 1, 2036, from Hexizhuang Village Committee. The lease contract may be invalid because it has not been filed with relevant regulatory agency as required by PRC regulations and the tenant on the contract is Mr. Yu Yang, rather than Qiansui Media. The Company does not own or rent any other real estate or other properties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 24, 2023 (the “Reference Date”) (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 32 Hexizhuang Village, Huili Township, Jiaocheng County, Lvliang City, Shanxi Province, P.R. China 030500.

Names of Management and Names of Certain Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (1)
	Number (2)	Percent (3)
Yu Yang(4)	2,800,000	63.9%

All executive officers and directors as a group (1 person)	2,800,000	63.9%

5% Principal Shareholders
Zhan Jue Cheng Limited(4)	2,800,000	63.9%
Zhang Caixia Limited(5)	700,000	16.0%

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Reference Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)	A total of 4,381,550 shares of common stock are considered to be outstanding on the Reference Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)	Mr. Yu Yang is the sole director of Zhan Jue Cheng Limited, a British Virgin Islands company, and is deemed to have the sole voting and investment power with respect to the shares held by Zhan Jue Cheng Limited. Mr. Yang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(5)	Ms. Caixia Zhang is the sole director of Zhang Caixia Limited, a British Virgin Islands company, and is deemed to have the sole voting and investment power over the shares held by Zhang Caixia Limited. Ms. Zhang is Mr. Yang’s mother but does not share the same household. Ms. Zhang disclaims beneficial ownership of such shares except to the extent of her pecuniary interest in such shares.

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Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	GENDER	POSITION
Yu Yang	39	Male	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Yu Yang has been the chairman and CEO of Qiansui International Group Co., Ltd., a SEC-reporting shell issuer (PINK:QIAN) since October 2020. He has also been the sole director and officer of Qiansui Media since 2017, which company has thrived and expanded financially under his leadership. Mr. Yang brings 10 years of management experience to our company. He holds an MBA degree from the European Hong Kong Business Institute in Netherlands.

We believe that Mr. Yang is qualified to serve on our board based on his substantial experience with business management.

There are no agreements or understandings for any of our executive officers or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Our directors are elected for a term of one year and until their respective successors are elected and qualified, or until their earlier resignation, disqualification or removal. Our executive officers are appointed by our board of directors and hold office for such terms as may be prescribed by our board of directors and until their successors are appointed, or until their earlier resignation or removal.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been the subject of the follow events, during the past ten years:

1)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2)	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4)	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) in the preceding paragraph or to be associated with persons engaged in any such activity;

5)	Was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6)	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7)	Was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any federal or state securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

The board is currently composed of one member, Mr. Yang.

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this report. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors. We believe that an audit committee financial expert is not required because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time.

Nomination Process

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board.

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Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. A copy of the Code of Ethics and Business Conduct has been filed as an Exhibit to this report.

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the fiscal years ended December 31, 2022 and 2021.

			Stock	Option
Name and Principal Position	Period	Salary ($)(1)	Awards ($)	Awards ($)(2)	Total ($)
Yu Yang
President, Secretary, Treasurer, Chief	Year ended 12/31/2022	–	–	–	–
Executive Officer and Chief Financial Officer	Year ended 12/31/2021	–	–	–	–

Olegas Tunevicius
Former President	Year ended 12/31/2022	34,200	–	–	34,200
	Year ended 12/31/2021	34,200	–	–	34,200

The Company has no employment agreement with any of its officers and directors.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards as of December 31, 2022.

Compensation of Directors

No member of our board of directors received any compensation for his or her services as a director during the year ended December 31, 2022.

We have not formed a standing compensation committee. Our board of directors was responsible for the functions that would otherwise be handled by the compensation committee. Our board conducted deliberations concerning executive officer compensation. Our board has authority and discretion to determine Mr. Yang’s compensation for serving as the Company’s Chief Executive Officer, Chief Financial Officer, president, secretary or treasurer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2021, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On March 14, 2023, Tancheng Group entered into a definitive Contribution Agreement (the “Contribution Agreement”) with Zhan Jue Cheng Limited, a British Virgin Islands company controlled by our CEO Mr. Yu Yang, and Zhang Caixia Limited, a British Virgin Islands company controlled by our CEO’s mother Ms. Caixia Zhang (collectively, the “Contributors”), who together own 100% of the issued and outstanding ordinary shares of Qiansui International (the “Contributed Shares”). Pursuant to the Contribution Agreement, the Contributors agreed to contribute all of their right, title and interest in and to the Contributed Shares to Tancheng Group (the “Contribution”). On March 20, 2023, the Contribution was completed.

Effective February 10, 2023, pursuant to an Assignment of Shares agreement, Qiansui Media assigned 2,800,000 shares of our common stock to Zhan Jue Cheng Limited, a British Virgin Islands company controlled by Mr. Yang, and 700,000 shares of our common stock to Zhang Caixia Limited, a British Virgin Islands company controlled by Ms. Caixia Zhang who is Mr. Yang’s mother.

On August 31, 2022, our former chief executive and financial officer, sole director and controlling shareholder, Olegas Tunevicius, sold his 3,500,000 shares of common stock of our company, representing approximately 79.9% of our voting capital stock, to Qiansui Media, a private company formed under the laws of China. As a result of this transaction, Qiansui Media became our controlling shareholder and Mr. Yang was appointed as our chief executive and financial officer and sole director. On August 18, 2022, our former President, Olegas Tunevicius signed an Assignment, Assumption, and Indemnity Agreement to assume all liabilities and debts and obligations of Bigeon as of the closing date of the Stock Purchase Agreement. As a result, as of August 31, 2022, total liabilities amounting to $146,114 were assigned to Mr. Tunevicius and we account for this transaction as capital contribution and an increase of additional paid-in capital under shareholders’ equity.

As of July 31, 2022 and 2021, the former President of the Company, Olegas Tunevicius, is the only related party with whom the Company had transactions with. From August 1, 2021 through July 31, 2022, Mr. Tunevicius contributed $34,930 in cash to assist in paying for operating expenses on behalf of the Company. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment and were $71,724 and $36,794 as of July 31, 2022 and July 31, 2021, respectively.

Promoters and Certain Control Persons

We believe we did not have any promoters at any time during the past five fiscal years.

Director Independence

Our sole director is not an independent director according to the definition of independence under NASDAQ Listing Rule 5605(a)(2) and the standards established by the SEC.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “QSJC.” However, our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Approximate Number of Holders of Our Common stock

As of March 24, 2023, there were approximately 13 holders of record of our common stock, which does not include the number of stockholders holding shares of our common stock in “street name.”

Dividend Policy

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Recent Sales of Unregistered Securities

Item 3.02 of this Report is incorporated herein by reference.

Purchases of Equity Securities

None.

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DESCRIPTION OF SECURITIES

Common stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation do not exclude the application of the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our articles of incorporation do not exclude the application of the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•	No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

Transfer Agent and Registrar

Our stock transfer agent is Securities Transfer Corporation. They are located at 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093. Tel: (469) 633-0101 Fax: (469) 633-0088.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that subject to applicable statute, any person made or threatened to be made a party to any action, suit, or proceeding, by reason of the fact that he or she, his or her testator or intestate representative, is or was a director, officer, agent, or employee of the Company, shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with such an action, suit, or proceeding. Notwithstanding the foregoing, no indemnification shall be made by the Company of judgment or other final determination establishes that the potential indemnified persons’ acts were committed in bad faith or were the result of active or deliberate fraud or dishonesty or clear and gross negligence.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

UNREGISTERED SALES OF EQUITY SECURITIES

The Contribution transaction does not involve any issuance or sale of our equity securities.

CHANGES IN CONTROL OF REGISTRANT

The closing of the Contribution transaction did not result in a change of control of Tancheng Group.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On March 14, 2023, we adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is filed as exhibit 14.1 to this report.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

Audited consolidated financial statements of Qiansui International for the fiscal years ended December 31, 2022 and 2021.

(b)	Pro forma financial information

Filed herewith are the unaudited Pro Forma Condensed Combined Financial Statements of the registrant and its subsidiaries for the requisite periods.

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(d)	Exhibits

Exhibit No.	Description

2.1	Contribution Agreement, dated March 14, 2023, among Zhan Jue Cheng Limited, Zhang Caixia Limited, and the registrant.

3.1	Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form S-1 filed on December 14, 2018)

3.2	Certificate of Amendment to Articles of Incorporation of the registrant filed with the Secretary of State of State of Nevada on October 17, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 13, 2022)

3.3	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Form S-1 filed on December 14, 2018)

14.1	Code of Ethics of the registrant

21.1	Subsidiaries of the registrant

99.1	Audited Financial Statements of Qiansui International as of and for the years ended December 31, 2022 and 2021

99.2	Pro Forma Financial Information

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2023	Tancheng Group Co., Ltd.

/s/ Yu Yang
Name: Yu Yang
Title: Chief Executive Officer

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